Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form S-1 Registration Statement of Castle Advisors, Inc. (the “Company”) of our report dated November 20, 2020 relating to the financial statements of the Company for the years ended September 30, 2020 and 2019 included in this Registration Statement.

We also consent to the reference to the Firm under the heading “Experts” in such Registration Statement

/s/ Fei Qi CPA

Fei Qi CPA

Elmhurst, New York

November 20, 2020